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                                                                    EXHIBIT 99.4


                      NON-QUALIFIED NON-EMPLOYEE CONSULTANT
                       STOCK OPTION CERTIFICATE AGREEMENT



         THIS AGREEMENT is made as of the Date of Grant shown on Exhibit A hereto, and between MEDICIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Corporation"), and the individual named on Exhibit A hereto (the "Consultant").

         WHEREAS, the Consultant is a valuable and trusted consultant of the Corporation and the Corporation considers it desirable and in its best interests that the Consultant be given an added incentive to advance the interests of the Corporation by possessing an option to purchase shares of the Corporation, in accordance with the Corporation's stock option plan identified on Exhibit A hereto (the "Plan"); and

         WHEREAS, Section 7.1 of the Plan states that options granted under the Plan shall be evidenced by certificates incorporating such terms and conditions as the Plan Committee (as such term is defined in the Plan) in its absolute discretion deems consistent with the terms of the Plan; and

         WHEREAS, the Plan Committee took action on the Date of Grant shown on Exhibit A to authorize the issuance of an option to the Consultant;

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Corporation hereby grants to the Consultant the right, privilege and option to purchase the number of shares of its Class A Common Stock (the "Common Stock") shown on Exhibit A hereto. These options are not intended to be an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

         2. PURCHASE PRICE. The purchase price per share under the option granted to Consultant under Paragraph 1 above shall be as shown on Exhibit A hereto, subject to adjustment as provided herein and in the Plan.

         3. TIME OF EXERCISE OF OPTION. Subject to the terms and conditions set forth herein, this option may be exercised by the Consultant according to the schedule noted on Exhibit A. Subject to the foregoing limitation, Consultant may exercise the option to purchase all the shares granted by this option at one time or the Consultant may exercise the option to purchase the shares granted by this option from time to time, until the termination thereof, as provided in Paragraph 5 below.
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         4. METHOD OF EXERCISE. The option shall be exercised by written notice directed to the Board of Directors of the Corporation, at the Corporation's principal place of business, accompanied by a check in payment of the option price for the number of shares specified and paid for. The Committee may approve or disapprove in its absolute discretion a request for payment to be made in whole or in part in stock of the Corporation. The Corporation shall make immediate delivery of the shares purchased under the option, provided that if any law or regulation requires the Corporation to take any such action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

         5. TERMINATION OF OPTION. Except as otherwise stated herein, the option, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

                  (a) the expiration of one hundred eighty (180) days from the death of the Consultant in which event the transferee of the Option (or any unexercised portion thereof) pursuant to Consultant's Will or by laws of intestacy must exercise the Option within one hundred eighty (180) days following the date of the Consultant's death; and

                  (b)      Any other circumstance provided in Exhibit A.

                  (c)      In accordance with Section 12 hereof.

         6. RECLASSIFICATION, CONSOLIDATION OR MERGER. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share shall be proportionately adjusted. If the Corporation is reorganized or consolidated or merged with another corporation, the Consultant shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give the Consultant additional benefits which the Consultant did not have under the old option, or deprive the Consultant of benefits which the Consultant had under the old option (except with respect to fractional shares).

         7. RIGHTS PRIOR TO EXERCISE OF OPTION. This option is not transferable by the Consultant, except in the event of death as provided in Paragraph 5 above, and during the Consultant's lifetime is exercisable only by the Consultant. The Consultant shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to it of certificates for such shares as herein provided.


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         8. SECURITIES, REGISTRATION AND RESTRICTIONS. Upon receipt of the shares of the Corporation as a result of the exercise in whole or in part of this option, the Consultant, if so requested by the Corporation, shall represent and warrant to the Corporation that the Consultant is acquiring the shares of Common Stock for investment and not with a view toward resale or distribution to the public and, if so requested by the Corporation, shall deliver to the Corporation a written statement to that effect satisfactory to the Corporation. Additionally, if so requested by the Corporation, that the Consultant will execute and deliver to the Corporation a written agreement that the Consultant will not sell or offer to sell any such shares of Common Stock unless a registration statement shall be in effect with respect to such shares of Common Stock under the Securities Act (as defined in the Plan) and any applicable state securities law or unless the Consultant shall have furnished to the Corporation an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Certificates representing the shares transferred upon the exercise or surrender of the option granted hereby may, at the discretion of the Corporation, bear a legend to the effect that such shares have not been registered under the Securities Act or any applicable state securities law and that such shares may not be sold or offered for sale in the absence of (i) an effective registration statement as to such shares under the Securities Act and any applicable state securities law, or (ii) an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Furthermore, the Corporation shall have the right to require such agreements as the Corporation deems necessary or appropriate under the circumstances as a condition to the issuance of any shares under this option. This option is subject in all respects to the terms of the Plan.

         9. PAYMENT OF WITHHOLDING TAX. In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an option, as a condition to the exercise thereof, the Consultant may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Plan Committee, (i) in cash,
(ii) by delivery of shares of Common Stock registered in the name of the Consultant, or by the Corporation not issuing such number of shares of Common Stock subject to the Option, having a fair market value at the time of exercise equal to the amount to be withheld, or (iii) any combination of (i) and (ii) above.

         10. MISCELLANEOUS. The Consultant shall not have any right as a stockholder of the Corporation solely as a result of the grant of this option. The grant of this option does not constitute a contract of consulting. This option is subject in all respects to the terms of the Plan. This option shall be governed by the laws of the state applicable to the Plan.

         11. BINDING EFFECT. This Agreement shall not have any right as a stockholder of the Corporation solely as a result of the grant of the Option. The grant of the Option does not constitute a contract of consulting.


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         12. FORFEITURE FOR FRAUD, DISHONESTY, UNLAWFUL COMPETITION AND OTHER
ACTS.

                  A. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 5 OR IN ANY EXHIBIT TO THIS AGREEMENT, ALL OPTION AND OTHER RIGHTS WITH RESPECT TO ALL OPTIONS GRANTED TO OPTIONEE HEREUNDER BUT NOT YET EXERCISED SHALL IMMEDIATELY TERMINATE AND BE NULL AND VOID IF: (i) OPTIONEE'S CONSULTING RELATIONSHIP IS TERMINATED BY THE CORPORATION FOR CAUSE; (ii) THE COMMITTEE OF THE CORPORATION'S BOARD OF DIRECTORS THEN ADMINISTERING THE CORPORATION'S STOCK OPTION PLANS (THE "COMMITTEE") DETERMINES THAT THE OPTIONEE ENGAGED IN ILLEGAL ACTS, FRAUD, DISHONESTY, WILLFUL MISCONDUCT, INCLUDING VIOLATION OF THE CORPORATION'S INSIDER TRADING POLICY, OR OTHER UNAUTHORIZED CONDUCT DETRIMENTAL TO THE CORPORATION;
(iii) OPTIONEE HAS AT ANY TIME DISCLOSED TO ANY PERSON, FIRM, CORPORATION OR OTHER ENTITY ANY OF THE CORPORATION'S "PROPRIETARY INFORMATION" (AS DEFINED BELOW) IN A MANNER WHICH COULD PLACE THE CORPORATION AT A COMPETITIVE DISADVANTAGE OR CREATE EXPOSURE TO LIABILITY, WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BOARD OF DIRECTORS, OR EXCEPT AS SUCH DISCLOSURE MAY HAVE BEEN REQUIRED IN CONNECTION WITH THE OPTIONEE'S SERVICE AS A CONSULTANT OF THE CORPORATION OR BY LAW; (iv) OPTIONEE SOLICITS OR OTHERWISE INDUCES ANY EMPLOYEE OF THE CORPORATION TO TERMINATE HIS OR HER EMPLOYMENT; (v) OPTIONEE SOLICITS BUSINESS FROM ANY OF THE CORPORATION'S CUSTOMERS FOR AND ON BEHALF OF ANY OF THE CORPORATION'S COMPETITORS FOR PRODUCTS IN THE SAME CLASS OF TRADE DURING THE OPTIONEE'S STATUS AS A CONSULTANT OF THE CORPORATION AND FOR A PERIOD OF ONE YEAR FOLLOWING THE OPTIONEE'S SEPARATION FROM THE COMPANY, UNLESS PRIOR WRITTEN CONSENT IS GIVEN BY THE COMMITTEE; (vi) OPTIONEE DISPARAGES THE CORPORATION OR COMMITS ANY OTHER ACT OF DISLOYALTY; (vii) OPTIONEE ENGAGES IN ANY CONDUCT IN VIOLATION OF OPTIONEE'S CONTRACTUAL OBLIGATIONS TO THE CORPORATION, INCLUDING BUT NOT LIMITED TO A VIOLATION OF ANY VALID NON-COMPETITION, NON-DISCLOSURE, NON-SOLICITATION OR OTHER WRITTEN AGREEMENT; (viii) OPTIONEE FAILS TO ASSIGN TO THE CORPORATION ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT IN VIOLATION OF ANY OF THE CORPORATION'S POLICIES OR ANY AGREEMENT BETWEEN THE CORPORATION AND OPTIONEE; OR (ix) OPTIONEE REFUSES TO BE AVAILABLE FOR REASONABLE CONSULTATION WITH RESPECT TO THE SUBJECT MATTER OF OPTIONEE'S CONSULTING RELATIONSHIP FOR A PERIOD OF THREE MONTHS FOLLOWING TERMINATION OF SUCH RELATIONSHIP. THE ACTS OR CIRCUMSTANCES DESCRIBED IN THE PRECEDING SENTENCE SHALL BE REFERRED TO AS "EVENTS OF FORFEITURE."


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                  B. FOR PURPOSES OF THIS SECTION, THE TERM "PROPRIETARY
INFORMATION" SHALL MEAN ALL CONFIDENTIAL OR SECRET CUSTOMER LISTS, PROSPECTIVE CUSTOMER LISTS, TRADE SECRETS, PROCESSES, PRODUCT FORMULATIONS, INVENTIONS, IMPROVEMENTS, MANUFACTURING FORMULATION OR SYSTEMS TECHNIQUES, PRODUCT FORMULAS, DEVELOPMENT OR EXPERIMENTAL WORK, WORKS IN PROCESS, BUSINESS, MARKETING AND COMPETITIVE STRATEGIES, INFORMATION RELATING TO ANY PATENT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF THE CORPORATION, AND ANY OTHER SECRET OR CONFIDENTIAL PROPRIETARY MATTER RELATING TO OR PERTAINING TO THE CORPORATION OR ITS PRODUCTS, SERVICES, SALES OR BUSINESS.

                  C. IN ADDITION TO THE FOREGOING RIGHTS AND ANY AND ALL OTHER RIGHTS WHICH THE CORPORATION (OR ANY OF ITS SUBSIDIARIES OR AFFILIATES) MAY HAVE AGAINST THE OPTIONEE AT LAW OR IN EQUITY, OPTIONEE FURTHER AGREES THAT UPON OCCURRENCE OF ANY OF THE EVENTS OF FORFEITURE DESCRIBED IN SUBSECTION A, OPTIONEE SHALL OWE THE CORPORATION THE EXCESS OF THE FAIR MARKET VALUE OVER THE OPTION PRICE (MEASURED AS OF THE DATE OF ACQUISITION) OF ALL SHARES ACQUIRED THROUGH EXERCISE OF ANY OPTION WITHIN THE THREE (3) YEARS PRECEDING THE COMMITTEE'S DETERMINATION THAT AN EVENT OF FORFEITURE HAS OCCURRED. OPTIONEE SHALL PAY SUCH AMOUNT AS CALCULATED OR DETERMINED BY THE COMMITTEE TO THE CORPORATION WITHIN THIRTY (30) DAYS OF THE COMMITTEE'S WRITTEN DETERMINATION THAT AN EVENT OF FORFEITURE HAS OCCURRED, WHICH DETERMINATION MAY BE MADE BY NOTICE TO THE OPTIONEE WITHIN ANY TIME UP TO TWO (2) YEARS FOLLOWING TERMINATION OF THE OPTIONEE'S CONSULTING RELATIONSHIP.

                  D. BY ACCEPTING THIS AGREEMENT, OPTIONEE CONSENTS TO DEDUCTION FROM ANY AMOUNTS THE CORPORATION MAY OWE TO OPTIONEE FROM TIME TO TIME (INCLUDING AMOUNTS OWED TO OPTIONEE AS FEES OR OTHER COMPENSATION) TO THE EXTENT OF ANY AMOUNT WHICH OPTIONEE OWES THE CORPORATION PURSUANT TO THE PROVISIONS OF SUBSECTION C. WHETHER OR NOT THE CORPORATION ELECTS TO MAKE ANY SET-OFF IN WHOLE OR IN PART, IF THE CORPORATION DOES NOT RECOVER BY MEANS OF THE SET-OFF THE FULL AMOUNT OWED TO IT BY THE OPTIONEE, THEN OPTIONEE AGREES TO PAY IMMEDIATELY THE UNPAID BALANCE TO THE CORPORATION.

                  E. THE OPTIONEE MAY BE RELEASED FROM OPTIONEE'S OBLIGATIONS UNDER THIS SECTION 12 ONLY IF THE COMMITTEE DETERMINES, IN ITS SOLE DISCRETION, THAT SUCH A RELEASE IS IN THE BEST INTERESTS OF


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THE CORPORATION. SO LONG AS THEY ARE MADE IN GOOD FAITH, ALL DETERMINATIONS BY
THE COMMITTEE MADE PURSUANT TO THIS SECTION 12 SHALL BE FINAL, BINDING AND NONAPPEALABLE.

         13. AGREEMENT REGARDING PRIOR OPTION GRANTS. OPTIONEE EXPRESSLY AGREES THAT, IN CONSIDERATION FOR THE GRANT OF THE OPTIONS PROVIDED FOR IN THIS AGREEMENT, THE PROVISIONS OF SECTIONS 12, 13 AND 14 OF THIS AGREEMENT SHALL BE DEEMED INCORPORATED INTO ALL PRIOR OPTION AGREEMENTS, IF ANY, ENTERED INTO BETWEEN THE CORPORATION AND THE OPTIONEE AND THAT THE FORFEITURE PROVISIONS SET FORTH IN THIS AGREEMENT SHALL APPLY TO ALL OPTIONS PREVIOUSLY GRANTED TO OPTIONEE.

         OPTIONEE ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS IMPORTANT PROVISIONS AFFECTING OPTIONEE'S ECONOMIC INTEREST AND THAT OPTIONEE HAS CAREFULLY READ AND CONSIDERED AND AGREES TO BE BOUND BY THIS AGREEMENT.



             ACKNOWLEDGED AND AGREED TO____________________________
                                          (Optionee's Signature)


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         14.      ARBITRATION.

                  A. Any controversy, claim or dispute arising out of or relating to this Agreement or the option, including but not limited to the provisions of Sections 5, 12 and 13 hereof, or any act or occurrence relating to the foregoing, or any decision of the Committee relating to an option or its forfeiture ("A Dispute") shall be determined and resolved by binding arbitration in accordance with Title IX of The United States Code and The commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date the arbitration is commenced in accordance herewith. In the event of any inconsistency between such Rules of the AAA and the terms of this Agreement, this Agreement shall supersede the Rules of the AAA. Judgment upon any award rendered in the arbitration may be entered in any court having jurisdiction and shall be final, binding, non-appealable and conclusive. The provisions of this Agreement shall govern the rights of all parties hereto, including but not limited to any party claiming for or on behalf of Optionee, including Optionee's heirs, successors, assigns, personal representatives and bankruptcy trustees.

                  B. Any party may commence arbitration by serving upon all other parties a written demand for arbitration sent by Certified Mail, Return Receipt Requested to the Corporation at its principal place of business or to the Optionee at his/her residence address as reflected in the records of the Corporation, by Certified Mail, Return Receipt Requested to the AAA Office in Phoenix, Arizona, or in the absence of such an office, to the AAA Region in which Arizona is located.

                  C. The AAA shall administer the arbitration. The AAA shall appoint a single arbitrator to conduct the arbitration within 30 days of the AAA's receipt of a demand for arbitration in accordance with this Section. The arbitrator shall, by virtue of background, similar experience, be knowledgeable in matters pertaining to stock option agreements and employment relationships. There shall be no right of discovery in connection with the arbitration except in accordance with the AAA's Commercial Arbitration Rules. Not earlier than thirty (30) nor more than forty-five (45) days after appointment, the arbitrator shall conduct a preliminary hearing in accordance with the AAA "Guidelines for Expediting Large, Complex Commercial Arbitrations." Not less than five (5) days prior to the preliminary hearing, all parties to the arbitration shall serve upon all other parties to the arbitration a written list of witnesses and exhibits to be used in the arbitration hearing Except for good cause shown, no witness or exhibit may be utilized at the arbitration hearing other than those set forth on such list.

                  D. The arbitrator shall receive evidence in a single hearing which shall be conducted in Phoenix, Arizona, unless the arbitrator determines by written application of a party that such location would represent an unreasonable hardship and that the hearing should be conducted in another location. The hearing shall be commenced not more than sixty (60) days after the appointment of the arbitrator.


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                  E. The arbitrator shall award reasonable attorneys fees and costs in favor of the prevailing party. The arbitrator shall issue a final award not more than twenty (20) days following the conclusion of the hearing. The arbitrator shall have the power to hear and decide, by documents only or with the hearing (at the arbitrator's sole discretion) any pre-hearing motions which are in the nature of pre-trial motions to dismiss or for summary judgment. The arbitrator shall be entitled to receive reasonable compensation at an hourly rate to be established by agreement between the arbitrator and the AAA.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    MEDICIS PHARMACEUTICAL CORPORATION



                                    By:_________________________________________
                                         Chairman and Chief Executive Officer



                                    ____________________________________________
                                                Corporate Secretary



                                    ____________________________________________
                                                     Consultant


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